UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2020

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 22, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Rexford Industrial Realty, Inc. (the “Company”) approved the grant under the Amended and Restated Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P., 2013 Incentive Award Plan to Messrs. Schwimmer, Frankel and Lanzer and Ms. Clark (collectively, the “executives”) of LTIP Units of the Operating Partnership (“LTIP Units”) and Performance Units (collectively, the “awards”). The following is a brief description of the material terms and conditions of the awards.

The table below sets forth the number of time-based LTIP Units awarded to each of the executives.

Name	Total LTIP Units
Howard Schwimmer	50,367
Michael Frankel	50,367
Laura Clark	11,115
David Lanzer	9,263

The table below sets forth the total number of Performance Units awarded to each of the executives that will vest, as well as the number of Performance Units that constitute absolute TSR base units, relative TSR base units and Core FFO Per-Share base units that will vest, upon attainment of the “target” level described below.

Name	Total Performance Units	Absolute TSR Base Units	Relative TSR Base Units	Core FFO Per-Share Base Units
Howard Schwimmer	61,561	20,520	20,520	20,521
Michael Frankel	61,561	20,520	20,520	20,521
Laura Clark	13,586	4,529	4,529	4,528
David Lanzer	11,322	3,774	3,774	3,774

Pursuant to their respective OPP Performance Unit Agreements, each executive has been awarded a number of Performance Units equal to the number of Performance Units that would vest upon attainment of the “maximum” level described below; however, Performance Units will vest only in a number of units that corresponds to the attainment of the performance outcomes set forth in the table below.

In connection with the grants of the awards described above, the Committee also adopted new performance ranges to determine the vesting of the Performance Units. With respect to the absolute TSR base units, the relative TSR base units and Core FFO Per-Share base units, in the event that the Company’s total shareholder return (“TSR”) percentage or Core FFO per share growth over the Performance Period is achieved at the applicable “threshold,” “target,” “high” or “maximum” level as set forth below, the award will become vested with respect to the percentage of absolute TSR base units, relative TSR base units or Core FFO Per-Share base units, as applicable, set forth below:

	Performance Range
Performance Unit Metric	Threshold (50% Earned)	Target (100% Earned)	High (200% Earned)	Maximum (300% Earned)
Absolute TSR	18%	24%	30%	40%
Relative TSR	35th percentile	55th percentile	75th percentile	90th percentile
Core FFO Per-Share Growth	12%	16.5%	21%	26%

Except as described herein, the terms and conditions of these awards are materially consistent with the terms and conditions of the LTIP Units and Performance Units granted to the executives on December 15, 2015, as described in the Company’s Current Report on Form 8-K filed on December 21, 2015. The descriptions are summaries only and do not describe all terms and conditions applicable to these awards. The descriptions are subject to and qualified in their entirety by the terms of the forms of Time-Based LTIP Unit Agreement and OPP Performance Unit Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Dated: December 30, 2020	By:	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer

Rexford Industrial Realty, Inc.

Dated: December 30, 2020	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer